Exhibit 10.8

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement, dated as of August 13, 2024, (the “Effective Date”) (this “Agreement”) is entered into by and among Netskope, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on the Schedule of Investors attached hereto as Schedule I (each, an “Investor” and, collectively, the “Investors”).

RECITALS

A.
The Company has authorized the sale and issuance of the Company’s 3.00% Convertible Senior PIK Toggle Notes due 2029 (referred to herein as the “Note” or the “Notes”) in the form attached to, and governed by, that certain Indenture, to be dated as of the Closing Date, between the Company and U.S. Bank Trust Company, National Association (the “Trustee”), as trustee (in the form attached hereto as Exhibit A and as amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Indenture”), and to be issued in accordance with the terms and conditions of the Indenture and this Agreement, in the aggregate principal amount of up to $75,000,000 to the Investors, including North Haven Tactical Value Fund and certain of its affiliated funds or investment vehicles (collectively, the “Lead Investor”).
B.
The Company is relying on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for an exemption for the placement, sale and issuance of the Notes without reliance upon Regulation D of the Securities Act.
C.
On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from the Company, and the Company is willing to sell to such Investor, a Note in the principal amount set forth opposite such Investor’s name on Schedule I hereto.
D.
Capitalized terms not otherwise defined herein shall have the meaning set forth in the Indenture.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.
The Notes.
(a)
Issuance of Notes. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each of the Investors, and each of the Investors severally and not jointly agrees to purchase and acquire from the Company, the principal amount of Notes listed opposite such Investor’s name on Schedule I for a purchase price equal to the principal amount thereof (such price, the “Purchase Price”) at the Closing. The obligations of the Investors to purchase Notes are several and not joint.

(b)
Closing.
(i)
Sale and Purchase of Notes to Investors. Subject to the satisfaction or waiver of the conditions precedent set forth in Sections 5 and 6, the closing (the “Closing”) of the purchase and sale of the Notes hereunder shall take place on or after September 30, 2024, or such other date as the Company and the Majority Investors mutually agree in writing upon (such date, the “Closing Date”).
(ii)
To effect the purchase and sale of Notes, upon the terms and subject to the conditions set forth in this Agreement, at the Closing:
(A)
The Company shall, and shall instruct the Trustee to, execute and deliver the Indenture. The Company shall deliver a copy of the fully executed Indenture to each Investor at the Closing, against payment in full by or on behalf of each Investor of the applicable Purchase Price for the Notes.
(B)
The Company shall issue and deliver to each Investor the applicable Notes through the facilities of the Depositary, or at the option of an Investor, in physical form registered in the name of such Investor, against payment in full by or on behalf of such Investor of the applicable Purchase Price for the Notes, or otherwise in accordance with Section 1(a).
(C)
Each Investor shall cause a wire transfer to be made in same day funds to an account of the Company designated in writing by the Company to each Investor in an amount equal to the applicable Purchase Price for the Notes.
2.
Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on the schedule of exceptions attached as Schedule III to this Agreement (the “Schedule of Exceptions”) furnished to each Investor, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the Effective Date. For the purposes of these representations and warranties (other than those in Subsections 2(a), 2(b), 2(c), 2(e) and 2(f)), the term “Company” shall include any subsidiaries of the Company, including without limitation netSkope Software India Private Limited, Netskope UK Ltd., Netskope Canada Ltd., Cloud Security do Brasil Ltda., Netskope South Africa Pte Ltd., Netskope Singapore Pte Ltd., Netskope Japan KK, Netskope Australia Pty Ltd, WootCloud, Inc., Netskope Holding Company LLC, Netskope Costa Rica SRL, Netskope Network Technology (Shanghai) Company Ltd, Netskope Colombia SAS, Netskope Italy SRL, Netskope Mexico S de RL de CV, Netskope Netherlands B.V., and Netskope Arabia Ltd. unless otherwise noted herein Netskope. The Schedule of Exceptions shall be arranged in sections corresponding to the sections contained in this Section 2; provided that any information disclosed under any section shall be deemed to be disclosed and incorporated in any other section of the Agreement where such disclosure would be reasonably be apparent on its face without reference to any other document or item mentioned therein.

(a)
Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Indenture and the Notes (together, the “Note Documents”), to issue and sell the Notes and the underlying shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) issuable upon conversion thereof (subject to Section 5.09 of the Indenture, the “Conversion Shares”), and to carry out the provisions of the Note Documents and the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and to carry on its business as presently conducted and as currently proposed to be conducted. The Company has not failed to qualify to transact business as a foreign corporation in any jurisdiction where the failure to be so qualified would materially and adversely affect the business, assets (including intangible assets), liabilities, properties or condition (financial or otherwise) of the Company (a “Material Adverse Effect”).
(b)
Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Note Documents, the performance of all obligations of the Company thereunder and the authorization, issuance (or reservation for issuance), sale and delivery of the Notes being sold hereunder and the Common Stock issuable upon conversion thereof has been taken prior to the Closing, and the Note Documents constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in that certain Amended and Restated Investors’ Rights Agreement, dated July 7, 2021, by and among the Company and certain investors party thereto (the “Investors’ Rights Agreement”), may be limited by applicable laws and principles of public policy.
(c)
Valid Sale of Notes. The Notes being sold by the Company hereunder, when sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly sold and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon the Notes by the Investors or under the Note Documents; provided, however, that the Notes may be subject to restrictions on transfer under state or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The Common Stock issuable upon conversion of the Notes has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Notes, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under the Note Documents and under the Securities Act and other applicable state and federal securities laws.
(d)
Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof (collectively, a “Governmental Authority”) in respect of the conduct of its business or the ownership of its properties, which violation would have a Material Adverse Effect on the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations, qualifications, designations, declarations or other filings are required in connection with the execution and delivery of this Agreement or the issuance of the Notes or the Conversion Shares, except such as have been duly and validly obtained or filed prior to the Closing, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect on the business, assets, properties or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.
(e)
Capitalization; Voting Rights. The authorized capital of the Company, immediately prior to the Closing, consists of:
(i)
Preferred Stock. 222,058,192 shares of Preferred Stock (the “Preferred Stock”), 14,671,268 of which have been designated Series H Preferred Stock, all of which is issued or outstanding, 41,793,107 of which have been designated Series G Preferred Stock, all of which is issued or outstanding, 30,981,174 of which have been designated Series F Preferred Stock, all of which are issued or outstanding, 38,358,222 of which have been designated Series E Preferred Stock, all of which is issued or outstanding, 33,416,113 of which have been designated Series D Preferred Stock, all of which are issued and outstanding, 24,075,348 of which have been designated Series C Preferred Stock, 24,070,534 of which are issued and outstanding, 21,057,508 of which have been designated Series B Preferred Stock, all of which are issued and outstanding, 14,545,452 of which have been designated as Series A Preferred Stock, all of which are issued and outstanding, and 3,160,000 of which have been designated Founders Preferred Stock, all of which are issued and outstanding. The rights, preferences, privileges and restrictions of the Preferred Stock are as stated in the Certificate of Incorporation. All of the outstanding shares of Preferred Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.
(ii)
Common Stock. As of the Effective Date (the “Capitalization Date”), 459,000,000 shares of Common Stock, of which 94,598,135 shares are issued and outstanding. The Company has reserved an aggregate of 127,243,597 shares of its Common Stock for issuance to employees, directors and consultants of the Company pursuant to the Company’s 2012 Stock Incentive Plan (the “2012 Plan”) which was duly adopted by the Board of Directors of the Company and approved by the Company’s stockholders. The 2012 Plan was terminated by the Board of Directors of the Company effective as of October 4, 2022. As of the Capitalization Date, there are 50,635,395 shares of Common Stock issued and outstanding as a result of exercises of options granted under the 2012 Plan (which shares are included within the number of issued and outstanding shares of Common Stock set forth above); there are outstanding options to purchase an aggregate of 58,302,561 shares of Common Stock (which outstanding options have each been granted under the 2012 Plan). The Company has reserved an aggregate of 34,186,282 shares of its Common Stock for issuance to employees, directors and consultants of the Company pursuant to the Company’s 2022 Stock Incentive Plan (the “2022 Plan”), plus shares of its Common Stock that were reserved for issuance under the 2012 Plan that were either not subject to outstanding awards under the 2012 Plan as of the effective date of the 2022 Plan or are subject to awards that are subsequently forfeited or repurchased, with the maximum number of shares reserved for issuance under the 2022 Plan being 101,271,244. The 2022 Plan was duly adopted by the Board of Directors of the Company and was approved by the Company’s stockholders within twelve (12) months following its adoption by the Board of Directors of the Company. As of the Capitalization Date, there are 23,739 shares of Common Stock issued and outstanding as a result of exercises of options granted under the 2022 Plan (which shares are included within the number of issued and outstanding shares of Common Stock set forth above); there are outstanding options to purchase an aggregate of 7,290,584 shares of Common Stock; there are outstanding restricted stock units with respect to an aggregate of 36,154,819 shares of Common Stock; and 8,990,073 shares of Common Stock remain available for issuance pursuant to for future grants under the 2022 Plan. The Company has not made any promises or representations (whether oral or written) regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the foregoing. The Company has furnished to the Investors complete and accurate copies of the 2012 Plan and 2022 Plan and forms of agreements used thereunder. From the close of business on the Capitalization Date until the date of this Agreement, there have been no changes to the capitalization of the Company, except for in the ordinary course of business.
(iii)
The outstanding shares of Common Stock and Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and have been issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Except for (A) the conversion privileges of the Preferred Stock, (B) the rights provided in Section 3.1 of the Investors’ Rights Agreement, (C) outstanding warrants to purchase 4,814 shares of Series C Preferred Stock and an outstanding warrant to purchase 66,500 shares of Common Stock, (D) the equity interests described in Section 2(e)(i) and Section 2(e)(ii) of this Agreement and (E) the conversion privileges of the Notes and the Conversion Shares, there are no outstanding or promised options, warrants, rights (including conversion or preemptive rights or rights of first refusal rights), compensatory equity awards covering or agreements to acquire from the Company any shares of its capital stock. Other than that certain Amended and Restated Voting Agreement, dated July 7, 2021, by and among the Company and certain stockholders of the Company party thereto, the Company is not a party or subject to any agreement or understanding, and to the Company’s knowledge there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company. All outstanding capital stock and other equity securities of the Company are subject to a one hundred eighty (180) day “market stand-off’ restriction upon an initial public offering of the Company’s securities pursuant to a registration statement filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act (an “Initial Public Offering”). All outstanding shares of the Company’s Common Stock and all shares of the Company’s Common Stock underlying outstanding options are subject to a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning, or similar purposes including transfers to a transferor’s immediate family).

(iv)
No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any securities of the Company or rights exercisable or convertible for such securities provides for acceleration of (or lapse of a repurchase right of), or other changes in, the vesting provisions or other terms of such plan, agreement or understanding as the result of the occurrence of any event or combination of events, except in the case where the 2012 Plan is not or outstanding options are not assumed in an acquisition. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means.
(v)
When issued in compliance with the provisions of the Note Documents, the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon the Conversion Shares by the Investors; provided, however, that the Conversion Shares may be subject to restrictions on transfer under state or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed. The sale of the Notes and the subsequent conversion of the Notes into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The Conversion Shares initially issuable upon conversion of the Notes (assuming, for these purposes, that all the Notes are converted by a single holder thereof) have been duly authorized and, upon issuance of the Notes, will be reserved for issuance upon conversion of the Notes. The Conversion Shares will be issued in accordance with the registration or qualification requirements of the Securities Act, any relevant state securities laws, or pursuant to valid exemptions therefrom.
(vi)
The Company has obtained valid waivers of any rights by other parties to purchase any portion of the Notes.
(f)
Subsidiaries. Other than as specifically set forth on Section 2(f) of the Schedule of Exceptions, the Company does not own or control, directly or indirectly, any interest in any other corporation, association, partnership, trust, joint venture, limited liability company or other business entity. Each of the Company’s subsidiaries are wholly controlled and wholly owned, directly or indirectly, by the Company. The Company is not a participant in any joint venture, partnership or similar arrangement. Each of the Company’s subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. The Company is not a participant in any joint venture, partnership, or similar arrangement.
(g)
Agreements; Action.
(i)
Except for agreements explicitly contemplated by the Note Documents, stock option, restricted stock unit or restricted stock purchase agreements under the Plan, standard offer letters or employment agreements and proprietary rights or inventions agreements (in each case, in the form provided to the Investors), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, Affiliates, or any Affiliate thereof For purposes of this Agreement, the term “Affiliate” means, with respect to any person, any other person who or which, directly or indirectly, controls, is controlled by, or is under common control with, such specified person, including, without limitation, any general partner, managing member, officer, director, trustee or manager of such person and any venture capital fund, private equity fund, investment firm or registered investment company now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment advisory with, such person.
(ii)
There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (A) obligations (contingent or otherwise) of, or payments to, the Company in excess of $3,000,000, (B) any license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than (1) the nonexclusive license of Company’s software and products in object code form in the ordinary course of business pursuant to standard end-user agreements on the Company’s standard forms, (2) the nonexclusive license to the Company of standard, generally commercially available, “off-the-shelf’ third party products or (3) Open Source Licenses), (C) provisions restricting or affecting the development, manufacture, sale or distribution of the Company’s products or services, or (D) indemnification by the Company with respect to infringements of proprietary rights (other than in connection with the sale or non-exclusive license of the Company’s products and services in the ordinary course of business).
(iii)
The Company has not (A) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (B) incurred any indebtedness for money borrowed in excess of $3,000,000 in the aggregate, (C) made any loans or advances to any person, other than ordinary advances for travel expenses, or (D) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale or non-exclusive license of its products or services in the ordinary course of business.
(iv)
For the purposes of subsections (ii) and (iii) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.
(h)
Related-Party Transactions. Other than ordinary advances for travel expenses and for payment of salary for services rendered, no employee, officer or director of the Company or member of his or her immediate family or Affiliate of such person is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company’s knowledge, no such person has any direct or indirect ownership in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except through the ownership of stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly-traded companies. Except for agreements contemplated by Section 2(g)(i) hereof, to the Company’s knowledge, no officer or director or any member of their immediate families has, directly or indirectly, any (i) material commercial, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees or competitors, or (ii) financial interest in any contract with the Company (other than contracts relating to such person’s ownership of capital stock or other securities of the Company). The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

(i)
Registration Rights. Except as provided in Section 1 of the Investors’ Rights Agreement, the Company is not obligated to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.
(j)
Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted and presently proposed to be conducted by it, the lack of which could have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.
(k)
Compliance With Other Instruments. The Company is not in violation or default of any provision of the Certificate of Incorporation or bylaws of the Company or any provision of any mortgage, note, indenture, agreement, instrument, purchase order or contract to which it is a party or by which it is bound. The Company is not in violation of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company, other than any such violation that would not have a Material Adverse Effect. The execution, delivery and performance by the Company of the Note Documents and the consummation of the transactions contemplated thereby will not, with or without the passage of time or giving of notice, result in any such violation or default or result in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.
(l)
Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s knowledge, currently threatened in writing (i) against the Company or any officer, director or key employee of the Company in their capacity as such, (ii) that questions the validity of the Note Documents or the right of the Company to enter into the Note Documents, or to consummate the transactions contemplated thereby, or (iii) that might result, if determined adversely to the Company, in a Material Adverse Effect, or in any material change in the current equity ownership of the Company, nor, to the Company’s knowledge, is there any basis for the foregoing. Neither the Company nor any of its officers or directors is a party to, or to the Company’s knowledge named in, any order, writ, injunction, judgment or decree of any court, government agency or instrumentality. There is no action, suit or proceeding by the Company currently pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.
(m)
Title to Property and Assets; Leases. Except (i) for liens for current taxes not yet delinquent, (ii) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (iii) for liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, or (iv) for liens, encumbrances and minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, the Company owns its property and assets free and clear of all mortgages, liens, claims and encumbrances. With respect to the property and assets it leases, the Company is in compliance in all material respects with such leases and, to the Company’s knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i) through (iv) above.
(n)
Financial Statements; Material Liabilities. The Company has delivered to the Investors its audited balance sheet and statements of income, stockholders’ equity and cash flows for the fiscal year ended January 31, 2024 and unaudited balance sheet and statements of income, stockholders’ equity and cash flows for the three-(3) month period ended as of April 30, 2024 (the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP, and are correct in all material respects and present fairly the financial condition and operating results of the Company as of the date(s) and during the period(s) indicated. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), other than obligations and liabilities of less than $3,000,000 individually incurred in the ordinary course of business subsequent to January 31, 2024. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.
(o)
Changes. Since January 31, 2024, there has not been:
(i)
any material damage, destruction or loss, whether or not covered by insurance;
(ii)
any waiver or compromise by the Company of a valuable right or of a debt owed to it;
(iii)
any sale, assignment, license, pledge, abandonment, dedication to the public, transfer or lapse of any Company Intellectual Property (other than the non-exclusive licenses granted by the Company in Company Intellectual Property to end users of the Company’s software and products, and which licenses are granted in the ordinary course of business pursuant to standard end-user agreements);
(iv)
any resignation or termination of employment of, or any material change in any employment or compensation arrangement or agreement with, any officer or key employee of the Company, or receipt of written notice by the Company of any of the foregoing;
(v)
any declaration, payment, setting aside or other distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities of the Company;
(vi)
any mortgage, pledge, security interest or lien created by the Company with respect to any of its properties or assets, except for liens, claims or encumbrances described in clauses (i) through (iv) of this Section 2(o);
(vii)
receipt of notice that there has been a loss of, or order cancellation by, any major customer of the Company;

(viii)
any capital expenditures or commitments therefor that aggregate in excess of $3,000,000 by the Company;
(ix)
any loans or advances to, guarantees for the benefit of, or any investments in, any person (including but not limited to any of the Company’s employees, officers or directors, or any members of their immediate families), corporation, partnership, joint venture or other entity, other than ordinary advances for travel expenses;
(x)
any material change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business;
(xi)
any satisfaction or discharge of any lien, claim, encumbrance or payment of any obligation by the Company, except in the ordinary course of business;
(xii)
any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;
(xiii)
any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect; or
(xiv)
any agreement or commitment by the Company to do any of the things described in this Section 2(o).
(p)
Intellectual Property.
(i)
To the Company’s knowledge with respect to (x) patents, and (y) intellectual property of third parties purported to be licensed to the Company, the Company owns or possesses sufficient legal rights to all (A) patents, patent applications and inventions; (B) trademarks, service marks, trade names, trade dress, logos, domain names or corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith; (C) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registrations thereof; (D) computer software, data, and databases and documentation thereof; (E) trade secrets and other confidential information; and (F) licenses, information and proprietary rights and processes necessary for its business as now conducted and, to the Company’s knowledge, as presently contemplated to be conducted as set forth in the Company’s business plan (collectively, “Company Intellectual Property”), without any known conflict with, misappropriation, violation or infringement of, the rights of any other person or entity.
(ii)
The Company has granted no outstanding options, licenses or agreements of any kind relating to Company Intellectual Property (other than non-exclusive licenses granted in the ordinary course) nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, and proprietary rights of any other person or entity.
(iii)
The Company has not received any written communications alleging that the Company has infringed, misappropriated or violated or, by conducting its business as proposed, does or would infringe, misappropriate or violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. To the Company’s knowledge, no other person or entity is infringing, misappropriate, or violating any of the Company’s rights in any Company Intellectual Property owned or purported to be owned by the Company.
(iv)
Each employee of the Company that is in the position to create, or has participated in the creation of, Company Intellectual Property has entered into a valid and enforceable agreement whereby they have validly assigned to the Company all intellectual property rights in and to any work product that such employee solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment relationship with the Company. Each contractor and consultant of the Company that is in the position to create, or has participated in the creation of Company Intellectual Property has entered into a valid and enforceable agreement providing for the protection of the Company’s confidential information, and where applicable to the services provided by the contractor or consultant, validly assigned to the Company all intellectual property rights in and to the contracted work product that resulted from the performance of services for the Company. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees made prior to or outside the scope of their employment by the Company.
(v)
The Company has not embedded any “open source,” “copyleft” or “community source” code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement in a manner that would require (or purport to require) the distribution, license or disclosure of the source code of such software or derivative works thereof
(vi)
The information technology systems owned or controlled by the Company (“Company IT Systems”) have been satisfactorily maintained and are in good working order and are sufficient in all material respects for the conduct of the business of the Company as currently conducted. The Company has in effect reasonable disaster recovery and backup procedures for its Company IT Systems and has taken commercially reasonable steps to (A) protect against loss and unauthorized access or use of its Company IT Systems, and (B) detect for and prevent the introduction of any third party code designed to disrupt, disable, harm or otherwise impede in any manner the operation of the Company’s business, including any “back door,” “drop dead device,” “time bomb,” “trojan horse,” “virus,” or “worm” software (as such terms are commonly understood in the software industry) (“Malicious Code”) into its Company IT Systems, and to the knowledge of the Company, there is no Malicious Code in any Company IT Systems. There have, as of the Effective Date, been no unauthorized intrusions, theft, or breaches of the Company IT Systems or any of the data contained therein; provided that the foregoing is to the knowledge of the Company.

(q)
Employees.
(i)
There is no unfair labor practice charge, lockout, work stoppage, slowdown, picketing, hand billing, strike, labor dispute or union organization activities against or involving the Company pending, or, to the Company’s knowledge, threatened, and none has occurred since the Company’s incorporation. None of the Company’s employees belongs to, and the Company is not a party to any agreement with, and has no duty to bargain with, any union, collective bargaining unit or similar labor organization. The Company is and since the Company’s incorporation has been in compliance in all material respects with all applicable laws related to employment and labor, including laws relating to wages, hours, remote working, classification of employees as exempt or non-exempt, classification of independent contractors, collective bargaining, discrimination, harassment, retaliation, whistleblowing, workplace safety and health, COVID-19 (as related to employment or employment practices), disability rights or benefits, equal opportunity, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar law), employee training and notices, worker’s compensation, labor relations, affirmative action, unemployment insurance, leaves of absence, immigration, workforce reductions, overtime, child labor, and record keeping.
(ii)
To the Company’s knowledge, no officer or key employee, or group of officers or key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Other than officers and employees that reside in jurisdictions that do not recognize at-will employment, and subject to principles of wrongful termination, the employment of each officer and employee of the Company is terminable at the will of the Company. Except as required by applicable law, upon the termination of any officer or employee of the Company, no severance or other payment will become due, and the Company has no contract, agreement, arrangement, practice, policy, plan, or program involving any right or entitlement to any severance pay or similar compensation in connection with a termination of employment.
(iii)
To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Note Documents, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.
(iv)
The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. Since January 1, 2018, the Company has properly classified each current or former employee, independent contractor and other individual service provider of the Company as a consultant, independent contractor or employee (as applicable). To the Company’s knowledge, the Company has no material liabilities, including under or on account of any Benefit Plan, arising out of the hiring or retention of persons to provide services to the Company and treating such persons as consultants or independent contractors and not as employees of the Company.
(v)
Neither the execution or delivery of the Note Documents or the consummation of the transactions contemplated thereby could reasonably be expected to (either alone or in combination with any other event) (A) result in any payment of compensation (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former Company employee or other individual service provider, (B) limit or restrict the Company’s ability to merge, amend or terminate any Benefit Plan, or (C) result in the payment (whether in cash or property or the vesting of property) of any amount that could, individually or in combination with any other payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).
(r)
Tax Returns, Payments and Elections. The Company has filed all tax returns and reports as required by law or received timely extensions therefor. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as an S corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code. The Company has not been advised in writing (i) that any of its returns have been or are being audited as of the Effective Date or (ii) of any deficiency in assessment or proposed judgment with respect to its federal, state or local taxes. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes, Federal Unemployment Tax Act taxes, and any other applicable withholding taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.
(s)
Environmental and Safety Laws. The Company is not in material violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the Company’s knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of any of its premises, or the conduct of its operations. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company’s knowledge, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, “Hazardous Materials” shall mean (i) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal or foreign laws and regulations that govern the existence or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials or (ii) any petroleum products or nuclear materials.

(t)
Offering. Subject in part to the truth and accuracy of each Investor’s representations set forth in this Agreement and their compliance with the agreements set forth herein and therein, the offer, sale of the Notes as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.
(u)
Real Property Holding Corporation. The Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.
(v)
Corporate Documents; Minute Books. The Certificate of Incorporation and bylaws of the Company are in the form previously provided to counsel for the Investors. The minute books of the Company made available to each Investor contain a complete summary of all meetings and actions by written consent of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.
(w)
Brokers. The Company has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.
(x)
Disclosure. The Company has made available to the Investors all the information reasonably available to the Company that the Investors have requested for deciding whether to acquire the Notes. No representation or warranty of the Company contained in this Agreement and the exhibits attached hereto, any certificate furnished or to be furnished to Investors at the Closing (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made; provided that, with respect to projections, forecasts, estimates, budgets and other forward-looking statements the Company makes in these representations and warranties, such representations and warranties were made in good faith upon assumptions believed by the Company to be reasonable at the time made, and the Investors have conducted their own independent investigation of such representations and warranties. It is understood that this representation is qualified by the fact that the Company has not delivered to the Investors, and has not been requested to deliver, a private placement or similar memorandum or any “Risk Factors” or “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the type typically contained therein.
(y)
Employee Benefit Plans. Section 2(y) of the Schedule of Exceptions sets forth each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA) and each other compensation arrangement and benefit plan that is maintained, established or sponsored by the Company, or in or to which the Company participates or contributes or has any actual or contingent liability with respect to current or former employees, individual independent contractors or directors of the Company (collectively, “Benefits Plans”). The Company has made, or properly accrued in accordance with applicable accounting standards, all required contributions to the Benefits Plans and has no outstanding liability under any Benefit Plan and the Company has complied in all material respects with all applicable laws applicable to each

Benefit Plan, including (if and to the extent applicable) ERISA, the Code, and the Patient Protection and Affordable Care Act. The Company does not have any current or contingent liability (including on account of at any time being considered within the past six (6) years a single employer under Section 414 of the Code with any other person) with respect to any plan that is or was within the past six (6) years subject to Title IV of ERISA, Code Section 412 or Section 302 of ERISA, including, but not limited to, any “multiemployer plan” (as defined in Section 3(37) of ERISA). No Benefit Plan provides for retiree or post-termination or post-ownership health or welfare benefits beyond those required under Section 4980B of the Code and any similar state law. The Company has not incurred (whether or not assessed) any liability under Sections 4980D, 4980H, 6721 or 6722 of the Code. Each Benefit Plan that is that is subject to the laws of a jurisdiction other than the United States (whether or not United States law also applies) and is required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities, and there are no unfunded or underfunded liabilities with respect to any such Benefit Plan.
(z)
Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. Section 2(z) of the Schedule of Exceptions identifies each insurance policy of any kind maintained by the Company.
(aa)
83(b) Elections. To the Company’s knowledge, all elections and notices under Section 83(b) of the Code, have been timely filed by all individuals who have acquired unvested shares of the Company’s Common Stock.
(bb)
409A Compliance. All stock options or other equity-based awards issued or granted by the Company are exempt from the requirements of Section 409A of the Code. All stock options issued by the Company have an exercise price that is not less than the fair market value of the Common Stock on the date the option was granted, and no stock option issued by the Company has been repriced. No stock option issued by the Company has been retroactively granted, nor has the exercise price of any such stock option been determined retroactively, in any case, in contravention of any applicable law. Each Benefit Plan that is a “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) subject to Section 409A of the Code (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the Department of Treasury regulations promulgated thereunder. No payment to be made under any 409A Plan is or was, or to the knowledge of the Company will be, subject to the penalties of Section 409A(a)(1) of the Code. The Company has no obligation to, and is not a party to any agreement, plan, arrangement or other contract that provides for the obligation to, gross-up, reimburse or otherwise indemnify any individual for any taxes that could be imposed under Section 409A or 4999 of the Code.
(cc)
No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3)

under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or Affiliate of the Company; any director, executive officer or other officer participating in the sale of the Notes; any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Notes; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Notes (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the sale of the Notes of any Solicitor or general partner or managing member of any Solicitor.
(dd)
Foreign Corrupt Practices Act. Within the past five (5) years, none of the Company nor any of the Company’s directors, officers or employees have made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to (i) any foreign official (as such term is defined in the U.S. Foreign Corrupt Practices Act, as amended (the “FCPA”)) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a governmental authority or (ii) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, in the case of both clauses (i) and (ii) above in order to assist the Company or any of its Affiliates to obtain or retain business for, or direct business to the Company or any of its Affiliates, as applicable. Within the past five (5) years, none of the Company nor any of its directors, officers or employees has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. The Company further represents that it has maintained, and has caused each of its subsidiaries and Affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) and written policies reasonably designed to require compliance with the FCPA or any other applicable anti-bribery or anticorruption law, and that all books and records of the Company accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds and assets. Neither the Company nor any of its: officers, directors or, to the Company’s knowledge, employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law.
(ee)
Data Privacy. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) or use (“Process”, “Processed” or “Processing”) of any information, in any form, that (i) identifies, relates to, describes, is capable of being associated with, or could be linked, directly or indirectly, to identify, contact, or locate a natural person, or (ii) is considered “personally identifiable information,” “personal information,” “personal data” or any similar term by one or more applicable laws (collectively “Personal Information”), the Company and to the Company’s knowledge, all vendors, processors or other third parties Processing or otherwise with access to Personal Information collected or processed by or for the Company and any third party sharing Personal Information with the Company

(collectively, “Data Partners”), comply and have been in compliance in all material respects with (A) applicable laws in the relevant jurisdictions, relating to the privacy, security, or Processing of Personal Information, data breach notification, website and mobile application privacy policies and practices, Social Security number protection, Processing and security of payment card information, and email, text message, or telephone communications (“Privacy Laws”), (B) each past or present Company policy, notice or statement relating to Personal Information (“Privacy Policies”), (C) and the requirements of any contract or codes of conduct to which the Company is a party (collectively, the “Data Privacy Requirements”). With respect to any Personal Information that the Company collects, (x) the Company has posted (or required the applicable customer to post or provide) a Privacy Policy that complies in all material respects with Privacy Laws, and (y) the Company has sufficient legal rights to access such Personal Information to the extent such information is used by the Company. The execution, delivery, and performance of this Agreement does not and will not conflict with or result in a violation or breach of any Data Privacy Requirements. The Company routinely engages in due diligence of Data Partners before allowing them to access, receive or Process Personal Information. The Company has, and has had over the past three (3) years, agreements in place with all Data Partners, which agreements comply with the requirements of all Privacy Laws and require such persons to protect such Personal Information in a manner consistent with the Data Privacy Requirements. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Company IT Systems and all Personal Information and other confidential information collected by it or on its behalf from and against , unlawful or accidental unauthorized access, use or disclosure or any threat to the confidentiality, availability or integrity of such Company IT Systems, Personal Information and other confidential information (a “Security Incident”). Neither the Company nor, to the Company’s knowledge, any of its Data Partners has (w) experienced any material Security Incidents, (x) been required pursuant to any Data Privacy Requirement to notify customers, consumers, employees, governmental authority, or any other person of any Security Incident, (y) been the subject of any inquiry, investigation or enforcement action of any governmental authority with respect to compliance with any applicable law, or (z) received any notice, request, claim, complaint, correspondence or other communication from any governmental authority or other person relating to any Security Incident or violation of any Data Privacy Requirement.
(ff)
Export Control Laws. The Company has conducted all export transactions within the past five (5) years in accordance in all material respects with applicable provisions of United States export control laws and regulations, including the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, and the export control laws and regulations of any other applicable jurisdiction. Without limiting the foregoing: (i) the Company has obtained all export licenses and other approvals, timely filed all required filings and has assigned the appropriate export classifications to all products, in each case as required for its exports of products, software and technologies from the United States and any other applicable jurisdiction; (ii) the Company is in compliance with the terms of all applicable export licenses, classifications, filing requirements or other approvals; (iii) to the Company’s knowledge, there are no pending or threatened claims against the Company with respect to such exports, classifications, required filings or other approvals; (iv) to the Company’s knowledge, there are no pending investigations related to the Company’s exports; and (v) to the Company’s knowledge, there are no actions, conditions, or circumstances pertaining to the Company’s export transactions that would reasonably be expected to give rise to any material future claims.
(gg)
Sanctions and Export Control Laws. None of the Company, any of its subsidiaries, any of their respective directors, officers, employees, or, to the Company’s knowledge, shareholders, representatives, or agents is or has been (i) a person or entity named on any Sanctions and Export Control Laws-related list of designated persons maintained by a Governmental Authority; (ii) located, organized or ordinarily resident in a country or territory that is itself the subject of or target of any comprehensive Sanctions and Export Control Laws (currently, the Crimea, Donetsk People’s Republic (“DNR”) and Luhansk People’s Republic (“LNR”) regions of Ukraine, Cuba, Iran, North Korea, Syria and Russia) (each, a “Sanctioned Country”); (iii) an entity fifty percent (50%) or more owned, directly or indirectly, by one or more persons or entities described in clauses (i) or (ii); or (iv) knowingly engaged in any transactions with or for the benefit of any person or entity in clauses (i) through (iii) or otherwise engaged in dealings with or for the benefit of any person or entity described in clauses (i) through (iii) or with any Sanctioned Country, in violation of Sanctions and Export Control Laws. Each of the Company and its subsidiaries is currently in compliance with all Sanctions and Export Control Laws and Anti-Money Laundering Laws. To the Company’s knowledge, there is no pending or threatened action, suit, proceeding, or investigation before any court or other Governmental Authority against any of the Company or any of its subsidiaries or any of their respective shareholders, directors, officers, employees, representatives, or agents that relates to a violation of Sanctions and Export Control Laws or Anti-Money Laundering Laws. The Company shall not use the proceeds transferred pursuant to this Agreement, directly or knowingly indirectly, in any manner that would cause an Investor to be in violation of applicable Anti-Money Laundering Laws or Sanctions and Export Control Laws. For purposes hereof, “Anti-Money Laundering Laws” means all applicable laws, rules, or regulations relating to terrorism, financial crime or money laundering, including without limitation the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, the United States Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 and 1957), the Anti-Money Laundering Act of 2020, the Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 as amended including pursuant to the Money Laundering and Terrorist Financing (Amendment) Regulations 2019, Proceeds of Crime Act 2002, as amended and the rules and regulations (including those issued by any governmental or regulatory authority) thereunder, and “Sanctions and Export Control Laws” means any applicable law related to (A) import and export controls, including the U.S. Export Administration Regulations; (B) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, His Majesty’s Treasury of the United Kingdom and Global Affairs Canada; or (C) anti-boycott measures.
(hh)
Government Contracts. With respect to each contract (including any purchase, delivery or task order, basic ordering agreement, pricing agreement, letter contract, grant, cooperative agreement, or change order) between the Company, on one hand, and (a) any Governmental Authority, (b) any prime contractor to a Governmental Authority or (c) a higher-tier subcontractor with respect to a contract described in clause (a) or (b), on the other hand (a “Government Contract”) and any proposals or bids submitted for any Government Contract, during the five (5) years prior to the date hereof: (i) neither the Company nor any of its respective directors, officers, principals, or, to the knowledge of the Company, any current employee is or has been suspended or debarred, proposed for debarment or suspension, declared ineligible or determined non-responsive from holding, performing or bidding on any Government Contract, and no such proceeding regarding suspension, debarment, ineligibility or non-responsibility has been commenced or threatened; (ii) no Governmental Authority nor prime contractor, or subcontractor has notified the Company, as applicable, in writing of any breach or violation of any applicable law; (iii) the Company has not received any written notice of termination for default or cause, cure notice, or show cause notice; (iv) the Company has not received any written notice of any audits or investigations by any Governmental Authority; (v) the Company has not been notified of any other material claim or other material dispute relating to any Government Contract; (vi) the Company has not conducted an internal investigation nor made any voluntary or mandatory disclosure to any Governmental Authority with respect to any irregularity, misstatement, significant overpayment, or actual, alleged or potential violation of law; and (vii) the Company has complied, in all material respects, with all laws applicable to Government Contracts and the terms and conditions of (including all representations and certifications relating to) each Government Contract.
(ii)
No General Solicitation. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act) in connection with any offer or sale of the Notes.
(jj)
Guarantor Organization, Good Standing and Qualification. Each Guarantors is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Guarantors has all requisite corporate or other power and authority to execute and deliver the Note Documents, to carry out the provisions of the Note Documents, and to carry on its business as presently conducted and as currently proposed to be conducted. No Guarantor has failed to qualify to transact business as a foreign corporation in any jurisdiction where the failure to be so qualified would constitute a Material Adverse Effect.
(kk)
Guarantor Authorization. All corporate or other action on the part of each Guarantor, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Note Documents and the performance of all obligations of such Guarantor thereunder has been taken prior to the Closing, and the Note Documents (other than the Guarantee of such Guarantor, which Guarantee, upon execution and authentication of the Notes in accordance with the Indenture and delivery of and payment therefor pursuant to the terms hereof, will) constitute valid and legally binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.
Representations and Warranties of the Investor. Each Investor, severally and not jointly with any other Investor, represents and warrants to the Company as follows:
(a)
Authorization. Such Investor has full power and authority to enter into the Note Documents to which it is a party, and the Note Documents, when executed and delivered by such Investor, constitute valid and legally binding obligations of such Investor, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable laws and principles of public policy.
(b)
Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon, among other things, such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Notes to be purchased by such Investor will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof or the Conversion Shares, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing, the same or the Conversion Shares. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Notes to be purchased by such Investor and the Conversion Shares.
(c)
Reliance Upon the Investors’ Representations. Such Investor understands that the Notes are not, and any Conversion Shares acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act and that the Company’s reliance on such exemption is based, in part, on the Investors’ representations set forth herein. Such Investor realizes that the basis for such exemption may not be present if, notwithstanding such representations, such Investor has in mind merely acquiring the Notes or the Conversion Shares issuable upon conversion thereof for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise.
(d)
Receipt of Information. Such Investor further represents that through its representatives it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and the business, properties, prospects and financial condition of the Company and to obtain additional information necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.
(e)
Investment Experience. Such Investor is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Notes and is able, without impairing such Investor’s financial condition, to hold the Notes to be purchased by such Investor and the Conversion Shares issuable upon conversion thereof for an indefinite period of time and to suffer a complete loss of such Investor’s investment. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Notes.
(f)
Accredited Investor. Such Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
(g)
Restricted Securities. Such Investor understands that the Notes (and any Conversion Shares issued on conversion thereof) may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Conversion Shares or an available exemption from registration under the Securities Act, the Notes (and any Conversion Shares issued on conversion thereof) must be held indefinitely. In particular, such Investor is aware that the Notes (and any Conversion Shares issued on conversion thereof) may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.
(h)
Legends. It is understood that the certificates evidencing the Notes or Conversion Shares will bear the legends specified in the Indenture, as applicable.
(i)
Brokers. No broker or finder is entitled to any brokerage or finder’s fee or commission payable by such Investor solely in connection with the sale of the Notes (or any Conversion Shares issued on conversion thereof) to such Investor based on any arrangement entered into by or on behalf of such Investor.
(j)
CFIUS Foreign Person Status. Except for WSSS Investments E, SCSp, the Affiliates of each of the Ontario Teachers’ Pension Plan Board and the Canadian Pension Plan Investment Board who are Initial Investors or as otherwise disclosed to the Company in writing, (i) no Investor is a “foreign person” or a “foreign entity,” as defined in Section 721 of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”) and (ii) no foreign person, foreign entity, or foreign government exercises any “control,” as defined by the DPA, over any of the Investors.
4.
Conditions to Closing of the Investor.
(a)
Conditions to Effective Date of the Investor. Each Investor’s obligation to purchase the Notes at the Closing is subject to the satisfaction, as of the Effective Date, of the following conditions:
(i)
Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct in all respects if qualified by materiality, or with respect to those representations and warranties that do not contain any materiality qualifier in all material respects, on the Effective Date.

(ii)
Covenants. The Company shall have performed all obligations and conditions required to be performed or observed by it on or prior to the Effective Date.
(iii)
Closing Certificate. The Company shall have duly executed and delivered to the Investors participating in the Closing a certificate from the Company in form and substance reasonably satisfactory to the Lead Investor, validly executed by the Chief Executive Officer of the Company for and on behalf of the Company, certifying as to the matters set forth in Section 4(a)(i) and Section 4(a)(ii)(ii).
(iv)
Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale of the Notes.
(v)
Legal Requirements. At the Closing, the sale by the Company, and the purchase by each Investor, of the Notes shall be legally permitted by all laws and regulations to which such Investor or the Company are subject.
(vi)
Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Lead Investor.
(vii)
Material Adverse Effect and Events of Default. There shall have been no circumstance, effect, change, event or development that, individually or in the aggregate, has had, has or would reasonably be expected to have a Material Adverse Effect on the business, assets, liabilities, properties, condition (financial or otherwise) or operations of the Company, taken as a whole. No event that would constitute (i) an Event of Default (as defined in the Indenture) or any event that, with the passage of time, would constitute an Event of Default or (ii) an event of default or similar occurrence or violation under any agreement set forth on Section 2(g) of the Schedule of Exceptions has occurred and is continuing.
(viii)
Necessary Approvals. The Company shall have obtained any and all necessary approvals by the Company’s Board of Directors, the Company’s stockholders or applicable third parties for the consummation of the transactions contemplated by the Note Documents.
(ix)
Opinion of Company Counsel. Each Investor (as of the date hereof) shall have received a written opinion (addressed to such Investor and dated the Effective Date) of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Company, in a form customary for private indebtedness transactions.
(x)
Secretary’s Certificate. The Company shall have duly executed and delivered to each Investor participating in the Closing a certificate of the secretary or other officer of the Company, dated as of the Effective Date, in customary form and substance as to (i) the certificate of incorporation or equivalent governing documents of the Company as in effect as of the Effective Date, (ii) the bylaws of the Company as in effect as of the Effective Date, (iii) the resolutions of the Company’s board of directors and shareholders authorizing the execution, delivery and performance of this Agreement and the other Note Documents, (iv) the names and signatures of each officer of the Company executing any Note Document, and (v) a copy of a good standing certificate for the Company, which shall be attached to such certificate.
(xi)
The Agreement. The Company shall have duly executed and delivered to each Investor a copy of this Agreement.
(b)
Conditions to Closing Date of the Investor. Each Investor’s obligation to purchase the Notes at the Closing is subject to the satisfaction, as of the Closing Date, of the following conditions:
(i)
Covenants. The Company shall have performed all obligations and conditions required to be performed or observed by it on or prior to the Closing Date.
(ii)
Closing Certificate. The Company shall have duly executed and delivered to the Investors participating in the Closing a certificate from the Company in form and substance reasonably satisfactory to the Lead Investor, validly executed by the Chief Executive Officer of the Company for and on behalf of the Company, certifying as to the matters set forth in Section 4(b)(i).
(iii)
Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale of the Notes.
(iv)
Legal Requirements. At the Closing, the sale by the Company, and the purchase by each Investor, of the Notes shall be legally permitted by all laws and regulations to which such Investor or the Company are subject.
(v)
Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Lead Investor.
(vi)
Events of Default. No event that would constitute an Event of Default (as defined in the Indenture).
(vii)
Necessary Approvals. The Company shall have obtained any and all necessary approvals by the Company’s Board of Directors, the Company’s stockholders or applicable third parties for the consummation of the transactions contemplated by the Note Documents.
(viii)
Opinion of Company Counsel. Each Investor shall have received a written opinion (addressed to such Investor and dated the Closing Date) of Pillsbury Winthrop Shaw Pittman LLP, counsel for the Company, in a form customary for private indebtedness transactions.

(ix)
Solvency Certificate. As of the Closing Date, the chief executive officer of the Company shall deliver to each Investor a solvency certificate which certificate shall be substantially in the form of Exhibit B.
(x)
Secretary’s Certificate. The Company shall deliver a duly executed and delivered to each Investor participating in the Closing a certificate of the secretary or other officer of the Company and each Guarantor, dated as of the Closing Date, in customary form and substance as to (i) the certificate of incorporation or equivalent governing documents of the Company and each Guarantor as in effect as of the Closing Date, (ii) the bylaws of the Company and each Guarantor (if any) as in effect as of the Closing Date, (iii) the resolutions of the Company’s board of directors and shareholders authorizing the execution, delivery and performance of this Agreement and the other Note Documents, (iv) the names and signatures of each officer of each of the Company and each Guarantor executing any Note Document, and (v) a copy of good standing certificates for the Company and each Guarantor, which shall be attached to such certificate; provided, however, that the Company may satisfy the foregoing requirements of this clause (ix) with respect to itself by confirming there have been no changes to the certificate delivered on the Effective Date under Section 4(a)(ix).
(xi)
Outside Date. The Closing Date shall have occurred no later than October 18, 2024, or such later date as the Company and the Investors may agree in writing (such later date, the “Outside Date”).
(xii)
Fees and Expenses. Receipt by Lead Investor of any fees and expenses to be reimbursed pursuant to Section 12(j).
(xiii)
Note Documents. The Company shall have duly executed and delivered to each Investor the following Note Documents:
(A)
A copy of the Indenture executed by the Company and the other parties thereto; and
(B)
The Note issued to Cede & Co. hereunder at the Closing to be held beneficially by Cede & Co. on behalf of such Investor.
5.
Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes to the Investors at the Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:
(a)
Representations and Warranties. The representations and warranties made by the Investors in Section 3 hereof shall be true and correct on as of the Closing, with the same force and effect as if they had been made on and as of said date.
(b)
Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(c)
Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investors, of the Notes shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.
(d)
Purchase Price. The Investors shall have each delivered to the Company the Purchase Price in respect of the Notes being purchased by the Investor referenced in Section 1 hereof.
6.
Company Covenants.
(a)
Definitions. For purposes of this Section 6, the following definitions shall apply; provided that capitalized terms used but not otherwise defined below shall have the meanings assigned to such terms in the Indenture:

“Actual LARK” means, as of any date of determination, the product of (a) the consolidated subscription revenue of the Company and its Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, determined in accordance with GAAP multiplied by (b) four (4).

“Average Life” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a)
the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment;

by

(b)
the then outstanding aggregate principal amount of such Indebtedness.

“Capital Lease Obligations” means, as to any person, the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital (or finance) leases on a balance sheet of such person under GAAP and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that all leases of any person that are or would be characterized as operating leases in accordance with GAAP prior to the adoption of Financial Accounting Standards Board on February 25, 2016 of Accounting Standards Update No. 2016-02, Leases (Topic 842) (“ASU 2016 02”) (whether or not such operating leases were in effect on such date) shall be accounted for as operating leases (and not as capital leases) for purposes of this Agreement notwithstanding the fact that such obligations are required in accordance with ASU 2016 02 (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations, Capital Lease Obligations or Indebtedness in the financial statements to be delivered pursuant to Section 6(b) hereof or Section 3.02 of the Indenture.

“Cash Equivalents” means:

(a)
U.S. dollars, or in the case of any foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;
(b)
securities or investment property issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof);
(c)
marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of “A” or better from S&P Global Ratings, “A-2” or better from Moody’s Investors Service, Inc., or “A” or better from Fitch Ratings, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if all of the three named Rating Agencies cease publishing ratings of investments;
(d)
certificates of deposit, demand deposits, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by S&P Global Ratings, “A-2” or the equivalent thereof by Moody’s Investors Service, Inc., or “A” or the equivalent thereof by Fitch Ratings, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if all of the three named Rating Agencies cease publishing ratings of investments, and having combined capital and surplus in excess of $250,000,000;
(e)
commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P Global Ratings, “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or “F2” or the equivalent thereof by Fitch Ratings, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if all of the three named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and
(f)
interests in any investment company or money market fund which invests ninety-five percent (95%) or more of its assets in instruments of the type specified in clauses (a) through (e) above; and
(g)
instruments equivalent to those referred to in clauses (a) through (f) above denominated in Canadian Dollars, British Pound Sterling, Euros, Swiss Francs or Australian Dollars to the extent reasonably required in connection with any business conducted by the Company or any of its Subsidiaries.

“Casualty Event” means any event that gives rise to the receipt by the Company or any Subsidiary of any casualty insurance proceeds or condemnation awards or that gives rise to a taking by a governmental authority, in each case, in respect of any assets of the Company or any Subsidiary.

“Contingent Obligation” means, as to any person, any direct or indirect liability, contingent or otherwise of that person, (a) with respect to any Indebtedness or other obligation (the “primary obligation”) of another if the purpose or intent thereof by the person incurring the Contingent Obligation is to guarantee (or provide the economic effect of guaranteeing) to the obligee of such primary obligation of another that such primary obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such primary obligation will be protected (in whole or in part) against loss in respect thereof, (b) with respect to any banker’s acceptance, letter of credit or surety bond or similar instrument issued for the account of that person or as to which that person is otherwise liable for reimbursement of drawings (but only with respect to the obligation (or a portion thereof) that is liable or reimbursable as of the time of determination), or (c) net obligations under Hedging Agreements; provided that “Contingent Obligations” shall not include endorsement for collection or deposit in the ordinary course of business.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment (other than payments solely in the form of issuances of Qualified Capital Stock) constituting a return of capital, in each case, at any time on or prior to the date that is ninety-one (91) days following the Maturity Date; or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) Indebtedness or (ii) any Equity Interest referred to in clause (a) above, in each case, at any time on or prior to the date that is ninety-one (91) days following the Maturity Date, except, in the case of clause (a), if as a result of a change of control event or asset sale or other disposition or Casualty Event, so long as any rights of the holders thereof to require the redemption thereof upon the occurrence of such a change of control event or asset sale or other disposition or Casualty Event are subject to termination of the Indenture pursuant to its terms; provided that (A) only the portion of Equity Interests that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock, (B) if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or a direct or indirect parent of the Company or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries or a parent company of the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability at a price per share equal to the lesser of cost or fair market value and (C) any class of Equity Interests of a person that by its terms authorizes such person to satisfy all its obligations thereunder solely by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Equity Interests” means shares or securities of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any person, and any option, warrant or other similar right entitling the holder thereof to purchase or otherwise acquire any such equity interest (but excluding any debt security and other Indebtedness for borrowed money that is convertible into, or exchangeable for, capital stock or other equity interests, prior to such conversion or exchange).

“Expected Return” means, as of the date of determination, an amount equal to the excess of (a) the product of (i) $1,000 multiplied by (ii) the number of Notes then outstanding multiplied by (iii) the Minimum Return Multiple calculated as if such date of determination is the Maturity Date over (b) the aggregate amount of all interest paid in cash on such Notes since the Issue Date and prior to such date of determination; provided, however, that if any such Notes are not Initial Notes, then in determining the aggregate amount of all interest paid in cash on such Notes, (x) such Notes shall be deemed to have been issued on the Issue Date with pre-accrued interest from the Effective Date and (y) the Company shall be deemed to have made all interest payments that otherwise would have come due on such Notes during such period in cash that otherwise would have come due on such Note on or prior to such date of determination so long as the Company actually paid such interest on the Initial Notes or replacements thereof in cash on the date such interest payments came due.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the Company’s Board of Directors).

“Final Settlement Method Election Deadline Date” means the forty fifth (45th) Scheduled Trading Day immediately before the Maturity Date.

“Guarantor”, “Guarantee” and other permutations of such terms shall have the meanings respectively assigned to them in the Indenture.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, guaranty, incur or otherwise become liable for such Indebtedness, Capital Stock or Lien; provided, however, that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, as to any person, without duplication:

(a)
all obligations of such person for borrowed money;
(b)
all obligations of such person evidenced by bonds, debentures, notes or similar instruments;
(c)
all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person;

(d)
all obligations of such person issued or assumed as the deferred purchase price of property or services, including any earn-out obligations but excluding (i) trade accounts payable and accrued obligations or similar obligation to a trade creditor incurred in the ordinary course of business and to the extent more than 180 days past due, being contested in good faith in the ordinary course of business, (ii) any earn-out obligations, contingent consideration, purchase price adjustments, deferred purchase money amounts, milestone or bonus payments (whether performance or time-based), and licensing arrangements otherwise permitted hereunder (unless such amounts are not paid within fifteen (15) days after becoming due and payable (after giving effect to any grace period) or appear (or would be required to appear pursuant to GAAP) as liabilities on the balance sheet of such Person)), (iii) royalty payments made in the ordinary course of business in respect of licenses, (iv) any accruals for payroll, taxes, and benefits, (v) deferred rent obligations and prepaids for which no reserves or notations under GAAP are required, (vi) other non-interest bearing liabilities accrued in the ordinary course of business and (vii) commitments related to the procurement of supply chain inventory, data-center materials, or the Company’s cloud service providers and obligations arising under service and licensing agreements, in each case, entered into in the ordinary course of business;
(e)
all Indebtedness of others (excluding prepaid interest thereon) secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed; provided that the principal amount of such Indebtedness shall be deemed to be equal to the lesser of (x) fair market value of such property as determined by such person reasonably and in good faith and (y) the amount of Indebtedness secured by such Lien;
(f)
all Contingent Obligations of the type described in clause (a) of the definition thereof of such person in respect of Indebtedness of others described in clauses (a) through (e) above and clauses (g) through (k) below;
(g)
all Capital Lease Obligations and Synthetic Lease Obligations of such person to the extent classified as indebtedness under GAAP (for the avoidance of doubt, lease payments under any operating leases described in the last sentence of the definition of “Capital Lease Obligation” shall not constitute Indebtedness);
(h)
all obligations of such person as an account party in respect of letters of credit;
(i)
all obligations of such person in respect of bankers’ acceptances;
(j)
all obligations of such person in respect of Disqualified Stock; and
(k)
all obligations of such person in respect of any Hedging Agreement, in each case, whether entered into for hedging or speculative purposes or otherwise.

“Initial Investors” means the Investors initially party to this Agreement and any assignee of the Notes pursuant to Section 10(b) that is an Affiliate of an Initial Investor, in each case, for so long as such Person holds any Notes.

“LARR” means, as of the date of determination, the sum of: (a) Actual LARR plus (b) Pro Forma LARR Adjustments.

“LARR-based Cap” means, as of the date of determination, an amount equal to one and one half times (1.5x) the LARR.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any repurchase option, call or similar right of a third party with respect to such securities.

“Permitted Asset Sales” means:

(a)
the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;
(b)
any sale, exchange or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable or unnecessary for use in connection with the business of the Company or its Subsidiaries;
(c)
foreclosures on, condemnations of or any similar action with respect to assets;
(d)
the lease or sub-lease of any real or personal property in the ordinary course of business and the exercise of termination rights with respect thereto;
(e)
the unwinding, settlement, sale or other disposition in the ordinary course of business of Hedging Agreements;
(f)
to the extent permitted under Section 1031 of the Internal Revenue Code of 1986, as amended, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in the business of the Company and its Subsidiaries;
(g)
the lapse or abandonment of any registrations for Company Intellectual Property, which in the reasonable determination of the Company’s management are not material to, or otherwise used in, the conduct of the business of the Company and its Subsidiaries taken as a whole; and
(h)
dispositions or write-offs of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings.

“Permitted Indebtedness” means:

(a)
the Indebtedness under the Notes and the related Guarantees;
(b)
the Indebtedness under the 3.75% Convertible Senior PIK Toggle Notes due 2027 that were issued pursuant to the Note Purchase Agreement (the “2027 Note Purchase Agreement”) and Indenture, in each case, dated as of December 22, 2022, and the related Guarantees (the “2027 Notes”);

(c)
equipment financing, Capital Lease Obligations and other Indebtedness secured by purchase money security interests in an aggregate principal amount not to exceed at any time $5,000,000;
(d)
obligations under letters of credit, bankers’ acceptances, bank guaranties, surety or appeal bonds, performance of bids, performance bonds, corporate credit cards, debit cards, treasury services, depository services, netting services, overdraft protections, automatic clearing house transfer of funds and other cash management and payment services, in each case in the ordinary course of business;
(e)
Indebtedness in respect of self-insurance obligations, financing of insurance premiums and obligations to pay insurance premiums incurred in the ordinary course of business;
(f)
hedging obligations in the ordinary course of business to manage or mitigate risk and not for speculative purposes;
(g)
intercompany debt and obligations among the Company and its Subsidiaries as otherwise not permitted under the terms of the Indenture or this Agreement;
(h)
Indebtedness arising from agreements of the Company or any of its Subsidiaries providing for indemnification, holdback, adjustment of purchase price, performance-based earn out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness incurred or assumed in connection with such disposition shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Subsidiaries in connection with such disposition; provided, further, that the Company and its Subsidiaries are in compliance with Sections 6(e), 6(f), 6(h) and 6(i) immediately prior to and immediately after giving effect to such acquisition or disposition.
(i)
the guarantee by the Company or any of its Subsidiaries of Indebtedness of the Company or any of its Subsidiaries that was permitted to be incurred by another provision of this definition;
(j)
any Permitted Revolver Indebtedness;
(k)
following the date that is the one hundred and eightieth (180th) day after the Qualified Initial Public Offering Effective Date, additional Indebtedness in an aggregate principal amount outstanding at any time not to exceed the excess of (i) the LARR-based Cap over (ii) the sum of (A) the Expected Return and (B) the aggregate principal amount then outstanding of any Permitted Revolver Indebtedness; provided that any Permitted Indebtedness described in this clause (j) (1) may only be incurred by the Company or any Guarantor, (2) may only be guaranteed by the Company or another Guarantor and (3) shall be pari passu with or junior to (and not senior to by its terms, pursuant to a lien or security interest, or structurally) the Indebtedness under the Notes;

(l)
any Subordinated Obligations; and
(m)
the incurrence by the Company or any Guarantor of Refinancing Indebtedness in exchange for, or the net proceeds of which are used to, extend, refinance, renew, replace, redeem, repurchase or defease, refund or discharge Indebtedness that was permitted hereunder to be incurred under clause (a) or (k) above so long as such Refinancing Indebtedness is entered into substantially concurrently with such extension, refinancing, renewal, replacement, redemption, repurchase, defeasance or discharge.

“Permitted Revolver Indebtedness” means up to $150,000,000 aggregate principal amount of Indebtedness under any bona fide secured or unsecured revolving credit facility for working capital purposes on customary market terms for working capital revolving credit facilities; provided that such Indebtedness may only be incurred by the Company or any Guarantor and may only be guaranteed by the Company or any Guarantor.

“Pro Forma LARR Adjustments” means, as of any date of determination, the sum of, (a) without including and not in duplication of any subscription revenue described in the definition of Actual LARR, the pro forma annualized net increase in such subscription revenue directly resulting from any new customer contracts, contract renewals or contract amendments entered into during or following the most recently ended fiscal quarter for which financial statements are available (but only to the extent such revenue has been or will begin to be recognized in the three (3)-month period following the entry into such new customer contract, contract renewal or contract amendment) over the subscription revenue set forth in the definition of Actual LARR for the applicable subscription revenue so renewed or extended (or over zero (0) in the case of a new customer contract), plus (b) the aggregate amount of pro forma annualized net decreases in such subscription revenue set forth in the definition of Actual LARR directly resulting from any contract renewals, contract amendments or contract terminations entered into or effected during or following the most recently ended fiscal quarter for which financial statements are available over the annualized subscription revenue over the subscription revenue that would have been recognized with respect to such customer but for such contract renewal, contract amendment or contract termination (which, for the avoidance of doubt, shall be a negative number for any such decrease); provided that the positive value of the Pro Forma LARR Adjustments shall not exceed an amount equal to fifteen percent (15%) of the amount of Actual LARR as of such date of determination; provided, further, that, for the avoidance of doubt, the negative value of the Pro Forma LARR Adjustment shall not be subject to any such limitation.

“Qualified Capital Stock” means, as to any person, any Equity Interest of such person that is not Disqualified Stock.

“Qualified Cash” means an amount equal to (a) the aggregate amount of Company’s and Subsidiaries’ cash and Cash Equivalents held in accounts of such Persons, minus (b) the Qualified Cash A/P Amount.

“Qualified Cash A/P Amount” means the amount of Company’s and Subsidiaries’ accounts payable under GAAP not paid after the ninetieth (90th) day following the invoice of such account payable.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, redeem, repurchase, retire, repay or extend (including pursuant to any defeasance or discharge mechanism) (or successive refundings, refinancings, replacements, exchanges, renewals, repayments or extensions) as a whole, or in part, of any Indebtedness existing on the Issue Date or Incurred in compliance with this Agreement (including Indebtedness of the Company that refinances Indebtedness of any Subsidiary, Indebtedness of any Subsidiary that refinances Indebtedness of another Subsidiary or Indebtedness of any Guarantor that refinances Indebtedness of the Company or any Guarantor) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(a)
the refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced;
(b)
the refinancing Indebtedness has an Average Life at the time such refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;
(c)
such refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest, defeasance costs, prepayment, redemption or repurchase fees or premiums (including tender premiums) required by the instruments governing such existing Indebtedness and fees, underwriting discounts and other costs and expenses incurred in connection therewith);
(d)
if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Guarantee, such refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantee on terms not materially less favorable, when taken as a whole, to the Investors as those contained in the documentation governing the Indebtedness being refinanced;
(e)
refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Company or a Guarantor; and
(f)
to the extent such refinancing Indebtedness is Permitted Revolver Indebtedness, the Liens, if any, securing such refinancing Indebtedness shall have a Lien priority equal or junior to the Liens securing the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.

“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof

“Subordinated Obligation” means any Indebtedness of the Company, any Guarantor or any Subsidiary (whether outstanding on the Closing Date or thereafter Incurred) that is subordinated or junior to the Notes with respect to payment, security and enforcement pursuant to a written agreement on customary market terms (as reasonably determined by the Company’s Board of Directors with a Stated Maturity that is after the Maturity Date and that does not require any payment prior to the Maturity Date (other than amounts paid-in-kind and solely added to the principal outstanding) unless no Notes are outstanding under the Indenture at the time such payment is made); and, for greater certainty, such subordination agreement shall contain (a) a standstill period of at least one hundred and eighty (180) days which restricts the ability of the subordinated creditor to accelerate the subordinated obligations (except as may be necessary to preserve or prove claims in bankruptcy or insolvency proceedings) and to initiate bankruptcy or insolvency proceedings and (b) customary turnover provisions.

(a)
Information Rights. Prior to a Qualified Initial Public Offering, the Company shall deliver to the Investors:
(i)
as soon as practicable, but in any event no later than the earlier of (x) one hundred eighty (180) days after the end of each fiscal year of the Company and (y) the date on which the holders of Preferred Stock receive such information, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be (A) in reasonable detail, prepared in accordance with GAAP, and audited and certified by independent public accountants of nationally recognized standing selected by the Company and (B) delivered together with an unqualified opinion from such accountants with no going concern limitation or similar qualification; and
(ii)
as soon as practicable, but in any event within ninety (90) days after the end of each fiscal quarter of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (x) be subject to normal year-end audit adjustments and (y) not contain all notes thereto that may be required in accordance with GAAP).
(b)
Listing of Conversion Shares. At all times when the Common Stock is listed on any U.S. national securities exchange, the Company will use commercially reasonable efforts to cause all Conversion Shares to be listed on such exchange.
(c)
Compliance with Law. None of the Company, any subsidiary, nor any director, officer, employee, or other party acting on behalf of the Company or any of its subsidiaries shall take any action (including using the proceeds transferred pursuant to this Agreement), or refrain from taking any action, in each case, directly or knowingly and indirectly, that would cause an Investor to be in violation of any anti-corruption law, Anti-Money Laundering Law, or Sanctions and Export Control Law.
(d)
Indebtedness. From the Effective Date until and including the Closing Date, neither the Company nor its Subsidiaries will, directly or indirectly (including by amendment, merger, consolidation, recapitalization, reclassification, or otherwise), agree to Incur any Indebtedness (other than Permitted Indebtedness). From the Closing Date, for so long as at least ten percent (10%) of the aggregate principal amount of Initial Notes are then outstanding, neither the Company nor its Subsidiaries will, directly or indirectly (including by amendment, merger, consolidation, recapitalization, reclassification, or otherwise), agree to Incur any Indebtedness (other than Permitted Indebtedness), without the prior consent of the Majority Investors.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms (including the payment of PIK Interest on the Notes), and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 6(e). In addition, notwithstanding any other provision of this Section 6(e), the maximum amount of Indebtedness that may be incurred pursuant to this Section 6(e) will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies; provided, however, for the avoidance of doubt, the principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

(e)
Restricted Payments.
(i)
Prior to the Qualified Initial Public Offering Effective Date, the Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to:
(A)
declare or pay any dividend or make any distribution on account of the Company’s or any of its Subsidiaries’ Capital Stock (including any payment in connection with any merger, amalgamation or consolidation involving the Company or any of its Subsidiaries) other than: (1) dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock); and (2) dividends or distributions by a Subsidiary to the holders of its Equity Interests (other than Disqualified Stock not held by the Company or a Guarantor) in accordance with the terms of such Equity Interests, so long as the Company or any of its Subsidiaries receives at least its pro rata share of such dividend or distribution;
(B)
purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock)); or
(C)
make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations, other than Indebtedness of the Company owing to and held by any Subsidiary or Indebtedness of a Guarantor owing to and held by the Company or any Subsidiary.

(all such payments and other actions referred to in clauses (A) through (C) (other than any exception thereto) being collectively referred to as “Restricted Payments”).

(ii)
Section 6(f)(i) shall not prohibit:
(A)
a Restricted Payment made by exchange for, or out of the proceeds of the issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or any cash capital contribution to the Company;
(B)
any payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations made by exchange for, or out of the proceeds of, Refinancing Indebtedness;
(C)
the purchase, redemption or other acquisition, cancellation or retirement for value (or Restricted Payments to the Company or any direct or indirect parent of the Company to finance any such purchase, redemption or other acquisition, cancellation or retirement for value) of Capital Stock (including related stock appreciation rights or similar securities) of the Company or any direct or indirect parent of the Company held, directly or indirectly, by any future, present or former employee, officer, director, manager, consultant or independent contractor of the Company or any Subsidiary of the Company or their assigns, estates, heirs, family members, spouses or former spouses or permitted transferees (including for all purposes of this clause (C), Capital Stock held by any entity whose Capital Stock is held by any such future, present or former employee, officer, director, manager, consultant or independent contractor of the Company or any Subsidiary of the Company or their assigns, estates, heirs, family members, spouses or former spouses or permitted transferees) pursuant to any stock option plan or management equity plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement; provided that the aggregate amounts paid under this clause (C) shall not exceed $3,000,000 in the aggregate during any fiscal year, plus any portion of such amount that was unused in the immediately preceding fiscal year may be carried forward to the immediately following fiscal year (but shall not be carried forward to any subsequent fiscal years); provided, however, that such amount will be increased by the cash proceeds of key man life insurance policies received by the Company or its Subsidiaries;
(D)
the purchase, redemption or other acquisition, cancellation or retirement of Equity Interests of the Company: (1) deemed to occur upon the exercise or exchange of options, warrants, other rights to purchase or acquire Equity Interests of the Company or other securities convertible into or exchangeable for Equity Interests of the Company if such Equity Interests represent a portion of the exercise or exchange price thereof, or (2) made in lieu of or in connection with withholding or similar taxes payable or expected to be payable by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Company or direct or indirect parent of the Company or any Subsidiary of the Company (or their respective Affiliates, estates, heirs or immediate family members) in connection with the exercise or exchange of options, warrants, other rights to purchase or acquire Equity Interests of the Company or other securities convertible into or exchangeable for Equity Interests of the Company or the grant, vesting or delivery of any of the foregoing;
(E)
payments in lieu of the issuance of fractional shares in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of, or the exercise or exchange of options, warrants or other rights to purchase or acquire Equity Interests of the Company or other securities convertible into or exchangeable for, Equity Interests of the Company;
(F)
the purchase, redemption, acquisition, cancellation or other retirement of any Capital Stock of the Company or a Subsidiary to the extent necessary, in the good faith judgment of the Company, to prevent the loss or secure the renewal or reinstatement of any license, permit or other authorization held by the Company or any of its Subsidiaries issued by any governmental or regulatory authority or to comply with government contracting regulations; and
(G)
payments or distributions, in the nature of satisfaction of dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all the property and assets of the Company.
(f)
Minimum Cash. At all times prior to the Qualified Initial Public Offering Effective Date, the Company and its Subsidiaries shall maintain Qualified Cash in an amount equal to or greater than $40,000,000, in aggregate.
(g)
Asset Sales. Prior to the Qualified Initial Public Offering Effective Date, the Company shall not, and shall not permit its Subsidiaries to, effect any transaction or series of related transactions (whether by merger, stock purchase, asset purchase, joint venture or otherwise) for the direct or indirect acquisition of any Company assets (other than operating assets sold in the ordinary course of business), Subsidiaries or lines of business (including any associated goodwill), of value in excess of $5,000,000, individually or in aggregate (each, an “Asset Sale”) (other than to the Company or any of its Subsidiaries), except for (i) Asset Sales pursuant to which (A) seventy-five percent (75%) of the consideration to be received by the Company is in the form of cash or Cash Equivalents and (B) the Company’s Board of Directors has determined that such consideration is equal to the fair market value of the assets to be sold as of the applicable date of determination and (ii) Permitted Asset Sales; provided, however, that this Section 6(h) shall not restrict any Business Combination Event (as defined in the Indenture) that otherwise complies with Section 6.01 of the Indenture.
(h)
Intellectual Property. Prior to the Qualified Initial Public Offering Effective Date, neither the Company nor any of its Subsidiaries shall sell, exclusively license or otherwise dispose of any Company Intellectual Property of or licensed by the Company or any of its Subsidiaries that is material to the business of the Company or any of its Subsidiaries (other than to the Company or any of its Subsidiaries or pursuant to a Permitted Asset Sale of the type set forth in clause (h)

of such definition); provided, however, that this Section 6(i) shall not restrict any Business Combination Event that otherwise complies with Section 6.01 of the Indenture.
(i)
Initial Investor Information. In each case, prior to an Initial Public Offering:
(i)
On a quarterly basis, a senior member of Company management, if requested by an Initial Investor, will speak with representative(s) of an Initial Investor to provide a summary of material updates of the Company and permit the Initial Investor to ask questions.
(ii)
The Company shall provide to the Initial Investors as soon as available, and in no event later than ninety (90) days after the end of each fiscal year, the Company’s annual financial plan.
(iii)
As soon as practicable, but in any event within ninety (90) days after the end of each fiscal quarter of the Company, the Company shall provide the Initial Investors a statement of ARR and net retention rate for such fiscal quarter.
(j)
Default. From the Effective Date through and including the Closing Date, the Company shall not, nor permit any of its Subsidiaries to, default or allow an event of default to occur, with respect to any mortgages, agreements, or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least ten million dollars ($10,000,000).
7.
Investor Covenant. Investor acknowledges and agrees that it will not directly or indirectly engage in any “short sale” (as defined in Rule 3b-3) or otherwise establish or increase a “put equivalent position” or decrease or liquidate a “call-equivalent position” (as those terms are defined in Rule 16a-1); provided that such prohibition shall not limit any hedging transaction with respect to the Common Stock (as defined in the Indenture) received or to be received upon conversion of the Note (provided that such hedging transactions are entered into on or after the date that a conversion notice is duly submitted with respect to the related Note) or any hedging transaction with respect to any shares of Common Stock separately acquired by an Investor.
8.
Market Stand-Off Agreement. Each Investor agrees that such Investor shall not sell or otherwise transfer, dispose of, make any short sale of, grant any option for the purchase of, or enter into any hedging, swaps, or other arrangements of similar transaction with the same economic effect as a sale of, any Common Stock (or other securities, including loans, derivatives or other financial instruments) of the Company held by such Investor immediately prior to the closing of the Company’s initial public offering (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of an Initial Public Offering (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation) without the prior written consent of the managing underwriter; provided that the foregoing provisions of this Section 8 shall not apply to the sale of any securities to an underwriter pursuant to an underwriting agreement and shall only be applicable to the Investors if all then current officers and directors and greater than one percent (1%) stockholders of the Company enter into similar agreements; provided, further, that the obligations described in this Section 8 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or

Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the applicable periods. Each Investor agrees to execute a market standoff agreement with the underwriters in customary form consistent with the provisions of this Section 8. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Investors subject to such agreements pro rata based on the number of shares subject to such agreements. For the avoidance of doubt, the foregoing restrictions of this Section 8 shall not apply to any securities acquired by the Investor in the Company’s Initial Public Offering or subsequent to the Company’s Initial Public Offering, including any securities acquired by an Investor or any of its Affiliates in such person’s capacity as an underwriter in connection with an Initial Public Offering.
9.
Confidentiality of Records. At all times prior to an Initial Public Offering, each Investor, severally and not jointly, agrees to use the same degree of care as such Investor uses to protect its own confidential information for any information furnished to such Investor pursuant to any Note Document (including, for the avoidance of doubt, all information provided pursuant to Section 6(b)hereof or Section 3.03 of the Indenture) or in connection with the transactions contemplated hereunder or thereunder and such Investor acknowledges that it will not, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company except such information that (a) was in the public domain prior to the time it was furnished to such Investor, (b) is or becomes (through no willful improper action or inaction by such Investor) generally available to the public, (c) was in its possession or known by such Investor without restriction prior to receipt from the Company, (d) was rightfully disclosed to such Investor by a third party without restriction or (e) was independently developed without any use of the Company’s confidential information. Notwithstanding the foregoing, each Investor may disclose such proprietary information (i) to any Affiliate, partner, member, stockholder, subsidiary or parent of such Investor as long as such Affiliate, partner, member, stockholder, subsidiary or parent, as applicable, has agreed in writing to confidentiality provisions at least as restrictive as set forth herein; (ii) that is expressly communicated to it as being free of any obligation of confidentiality; (iii) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; (iv) as required by applicable law, regulation, rule, court order, subpoena or any negotiation, including any filing or report under applicable securities laws or the rules or any securities exchange and including with respect to rules applicable to “registered funds” under the Investment Company Act of 1940, as amended, or in connection with any regulatory request, review, audit or investigation; (v) to its attorneys, accountants, consultants, and other professionals; (vi) to any prospective purchaser of any Notes from such Investor with the prior written consent of the Company (provided, however, that no such consent shall be required if such Investor is no longer restricted from transferring such Notes under Section 10 hereof), if such prospective purchaser agrees to be bound by terms at least as restrictive as those set forth in this Section 9; or (vii) if such Investor is a limited partnership or limited liability company, to any former partners or members who retained an economic interest in such Investor, current or prospective partner of the partnership or any subsequent partnership under common investment management, limited partner, general partner, member or management company of such Investor (or employee or representative of any of the foregoing) (each of the foregoing persons in clauses (i) through (vii), a “Permitted Disclosee”); provided that such

Investor informs such Permitted Disclosee that such information is confidential and such Permitted Disclosee agrees in writing or is otherwise bound by professional obligation (e.g. attorney-client relationship) to maintain the confidentiality of such information.
10.
Successors and Assigns; Assignments.
(a)
Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Investor except pursuant to a transaction that complies with Section 6.01 of the Indenture, and (ii) no Investor may assign or otherwise transfer any of its rights or obligations under its Notes or hereunder except to an assignee in accordance with the provisions of Section 10(b) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
Assignments by Investors. The Notes shall be freely assignable in accordance with the Indenture and the restrictive legends, if any, on the Notes; provided that, except for an assignment of a security interest solely pursuant to clause (iv), each assignee executes an assignment and assumption agreement in the form attached hereto as Exhibit C. For the avoidance of doubt, the rights under Section 6 shall be assignable solely in connection with an assignment of the Notes. Notwithstanding anything to the contrary in this Section 10 or the Indenture, no Investor may assign any of its rights or obligations under its Notes or hereunder until the one hundred and eightieth (180th) day following the Qualified Initial Public Offering Effective Date without the prior written consent of the Company (which consent shall not be unreasonably refused, withheld, conditioned or delayed); provided, however, that the consent of the Company shall be not required (i) if an Event of Default shall have occurred and be continuing, (ii) for any assignment to any other Investor or an Affiliate of such other Investor, (iii) for any assignment by an Investor to an Affiliate of such Investor or (iv) for any pledge or assignment of a security interest in all or any portion of its rights under this Agreement (including under a Note, if any) to secure obligations of such Investor (provided that no such pledge or assignment shall release such Investor from any of its obligations hereunder or substitute any such pledgee or assignee for such Investor as a party hereto); provided, further, that it shall not be deemed unreasonable for the Company to refuse an assignment of a Note by an Investor to (1) any operating company that is in the same or a similar business as that of the Company and its Subsidiaries or (2) a natural person.
11.
Tax Treatment.
(a)
Parties intend to take the position that:
(i)
the Notes are treated as debt instruments that are not contingent payment debt instruments within the meaning of Treasury Regulation Section 1.1275-4;

(ii)
(x) payments and accruals of interest (including in kind interest) on the Notes are treated as interest and do not have the result of dividends or deemed dividends for U.S. tax purposes and (y) conversion of the Notes into Common Stock would be a tax-free transaction (and the Company shall not take any action that would be reasonably expected to change such treatment under clauses (ii)(x) and (ii)(y)); provided, for the avoidance of doubt, that the Company’s treatment of the Notes for financial accounting purposes shall not be considered an action that would be reasonably expected to change such tax treatment; and
(iii)
any payment or accrual of interest or payment or delivery of any amount received upon the sale, exchange, conversion or other disposition of the Notes (including upon redemption) (A) would not be treated as “contingent interest” (that does not qualify as “portfolio interest”) described under Code section 871(h)(4) or 881(c)(4) or other similar rule or law and (B) shall be paid free and clear of and without any deduction or withholding for or on account of, any and all taxes; provided that a beneficial owner of Notes that is not a United States person (as defined in Section 7701(a)(30) of the Code) either (1) meets the other requirements of the portfolio interest exemption or (2) is otherwise entitled to benefits of a tax treaty, or other exemption, that provides 0% withholding tax rate on US source interest.
(b)
Company shall, and shall use commercially reasonable efforts to cause any paying agent or other agent of the Company to, report consistently with, and take no positions or actions inconsistent with (including on any IRS Form 1099 or any other information return), the intended tax treatment set forth in the preceding clauses (a)(i) through (a)(iii) (including by way of withholding) unless otherwise required by a change in law or a final determination of a taxing authority which, in each case, is binding on the Company.
(c)
The Company shall (i) provide to any Investor, within 5 days of such Investor’s written request, a certification that the Notes do not constitute a “United States real property interest,” in accordance with Treasury Regulations Section 1.897-2(h)(1), or written notice of its legal inability to do so and (ii) in connection with the provision of any certification pursuant to the preceding clause (a), comply with the notice provisions set forth in Treasury Regulations Section 1.897-2(h). In the event the Company becomes aware of any facts or circumstances that could reasonably be expected to cause it to become a “United States real property holding corporation”, the Company shall use commercially reasonable efforts to promptly notify the Investors.
(d)
The Company acknowledges its potential obligations to file or publicly post (as applicable) an IRS Form 8937 (or similar tax form) if an adjustment (or lack thereof) to the Note terms results in a distribution under Section 305(c) of the Code, and agrees to notify the Lead Investor on a timely basis in the event of such an adjustment (or lack thereof) and, in the case of any required IRS Form 8937 filing, consider, in good faith, any timely received, reasonable comments of the Lead Investor in preparing such IRS Form 8937. For the avoidance of doubt, if there is more than one (1) permissible method to determine the amount of the constructive dividend for tax purposes, unless the Lead Investor gives notice otherwise, the Company agrees to select the method that results in the lowest constructive dividend amount.

12.
Miscellaneous.
(a)
Waivers and Amendments. Any provision of this Agreement may be amended, waived or terminated only upon the written consent of the Company and the Investors holding at least 60% of the then-outstanding aggregate principal amount of the Notes, or if prior to the Closing Date, upon the written consent of the Company and the Investors whose aggregate amount of “Anticipated Principal Amount of the Notes to be funded” as set forth in Schedule I constitutes at least 60% of the “Total” of the “Anticipated Principal Amount of the Notes to be funded” as set forth in Schedule I (the “Majority Investors”); provided, however, that Investors purchasing Notes pursuant to Section 10(b) may become parties to this Agreement by executing a counterpart signature page hereto without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Investor, other than the updating of Schedule of Investors attached as Schedule I hereto to reflect each such assignment by adding, if applicable, each new Investor’s name and the principal amount of the Note purchased by each such Investor to, and adjusting the principal amount of the Notes held by each such assigning Investor (and if such assigning Investor no longer holds any Notes, removing it therefrom), in each case, to give effect to each such assignment on Schedule I hereto. Each Investor acknowledges that by the operation of this paragraph, the Majority Investors will have the right and power to diminish or eliminate all rights of any Investor under this Agreement; provided, however, that in no event shall any amendment, waiver or modification of this Agreement affect any Investor or subset of the Investors in a manner different from the other Investors, and no waiver or modification that applies to one or more (but not all) Investors differently than to all Investors shall become effective until approved by such differently affected Investor; provided, further, that no amendment, waiver or modification to Section 4(b), Section 6(k), Section 8 or this Section 12(a) of this Agreement shall be effective against any Investor without the written consent of such Investor.
(b)
Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.
(c)
MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER.

(d)
Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.
(e)
Entire Agreement. This Agreement together with the other Note Documents constitute and contain the entire agreement among the Company and the Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof (except with respect to any incidental information requests).
(f)
Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and mailed, electronically mailed or delivered to each party as follows: (i) if to an Investor, at the Investor’s address or electronic address set forth in the Schedule of Investors attached as Schedule I, or at such other address or electronic address as the Investor shall have furnished the Company in writing, or (ii) if to the Company, at 2445 Augustine Drive, Santa Clara, California 95054, Attention: Sanjay Beri, or at such other address or electronic address as the Company shall have furnished to the Investors in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) when sent via electronic mail, upon system confirmation of delivery when directed to the relevant electronic mail address, (iv) one (1) business day after being deposited with an overnight courier service of recognized standing or (v) four (4) days after being deposited in the U.S. mail, first class with postage prepaid.
(g)
Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Investors is a separate agreement and the sale of the Notes to each of the Investors is a separate sale. The rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors and no Investor shall be responsible in any way for the performance obligations of any other Investor under this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(h)
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature, PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com).
(i)
Construction.
(i)
The words “or,” “any” and “either” are not exclusive.
(ii)
Any reference in this Agreement to “Schedules,” “Sections” and “Exhibits” are intended to refer, respectively to “Schedules,” “Sections” and “Exhibits” to this Agreement, except as otherwise indicated.
(iii)
The captions herein are included for convenience of reference only and shall be ignored in the construction and interpretation hereof.

(j)
Expenses. The Company and each of the Investors shall be responsible for own fees and expenses (including fees of outside counsel and all other third party consultants) incurred in connection with the transactions contemplated hereby; provided, however, the legal fees and expenses of the Lead Investor shall be reimbursed up to $100,000 and that certain Exclusivity Letter, dated as of April 22, 2024 between the Company and the Lead Investor is terminated; provided further, however, that if the Notes are not issued solely as a result of a failure of the Company to have satisfied the conditions set forth in Section 4, the reasonable legal and financial consulting fees and expenses of each Investor incurred in connection with the transactions contemplated hereby shall be reimbursed (provided further that the aggregate amount of all such fees and expenses reimbursed to all Investors (inclusive of the Lead Investor) shall not exceed $800,000).
(k)
Currency. All currency amounts set forth in this Agreement are in U.S. Dollars.
(l)
Exculpation.
(i)
[Reserved].
(ii)
Each Investor further acknowledges and agrees, on behalf of itself and its Affiliates, that (A) such Investor is not relying upon any other person other than the Company and its officers and directors, in making their decision to purchase the Notes and (B) accordingly, no Investor, nor the respective controlling persons, directors, partners, agents, employees, representatives or other Affiliates of such Investor, shall be liable to any other Investor or any other Investor’s Affiliates for any action heretofore taken or omitted to be taken by any of them in connection with such Investor’s purchase of the Notes or its decision to purchase the Notes.
(m)
[Reserved].
(n)
Independent Nature of the Investors’ Obligations and Rights. The obligations of each Investor under this Agreement and the Note Documents are several and not joint with the obligations of each other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement or any other Note Document, unless specifically stated herein or therein. Nothing contained herein or in any other Note Document or related agreement, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investor as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other related agreement.
(o)
Publicity. Neither the Company nor any Subsidiary shall, without the express prior written approval of any Investor, display or use the name, logos, trademarks, or trade names of such Investor in any marketing or other promotional materials or press releases. Notwithstanding the foregoing, (i) the Company and its Affiliates may disclose the Purchase Agreement and related transaction documents and the fact that an Investor is an investor in the Company to its current or bona fide prospective investors, employees, directors, investment bankers, lenders, accountants and attorneys (that are subject to confidentiality obligations or professional duties), (ii) the Company may disclose the fact that each Investor is an investor in the Company as required in any future filings with the Securities and Exchange Commission or by any other regulatory agency or legal process and (iii) the Company and its advisors engaged in the transaction may reference information identify an Investor included in any press release or public announcement that has been approved or issued by such Investor or an Affiliate of such Investor.
(p)
Termination.
(i)
This Agreement may be terminated at any time prior to the Closing Date:
(A)
By the mutual written consent of the Majority Investors and the Company;
(B)
By the Investors, if the Closing Date has not occurred on or before the Outside Date; or
(C)
By the Majority Investors, if the Company has materially breached any of its representations, warranties, covenants or other agreements contained in this Agreement that would result in a failure of a condition set forth in Section 5; provided, that the Majority Investors may not terminate this Agreement pursuant to this Section 12(p)(i)(C) at any time when the Majority Investors are in material breach of this Agreement.
(ii)
Effect of Termination. In the event of the termination of this Agreement by any party hereto pursuant to this Section 12 (“Early Termination Date”), the party seeking termination shall deliver written notice to the other parties specifying the provision hereof pursuant to which this Agreement is being terminated, and this Agreement shall become void and shall be deemed to have terminated without liability or obligation thereafter on the part of any party hereto except (a) for breach of this Agreement prior to any termination pursuant to Section 12(p)(i)(C) and (b) pursuant to the provisions of this Section 12(p)(ii) each of which shall survive the termination of this Agreement.
(q)
2027 Notes. Each Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of the Notes and all interest thereon shall be pari passu in right of payment and in all other respects to the 2027 Notes.

(Signature Page Follows)

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

NETSKOPE, INC.

By:	/s/ Sanjay Beri
Name:	Sanjay Beri
Title:	Chief Executive Officer

Netskope, Inc. — Signature Page to Note Purchase Agreement

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

NHTV II Nitro II Investor LP

By:	MS Tactical Value Fund II GP LP, its general partner

By:	MS Tactical Value Fund II GP Inc., its general partner

By:	/s/ David Zhong
Name:	Tian Ce (David) Zhong
Title:	Vice President

MSTV Fund II Employees Investments LP

By:	MS Tactical Value Fund II GP LP, its general partner

By:	MS Tactical Value Fund II GP Inc., its general partner

By:	/s/ David Zhong
Name:	Tian Ce (David) Zhong
Title:	Vice President

[Signature Page to Senior Note Purchase Agreement]

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

OTPP GLOBAL CREDIT LP, by its general partner OTPP GLOBAL CREDIT GP INC.

By:	/s/ Antony Waszkiewicz
Name:	Antony Waszkiewicz
Title:	Authorized Signatory

Netskope, Inc. — Signature Page to Note Purchase Agreement

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

WEST STREET STRATEGIC SOLUTIONS FUND I, L.P. By: Goldman Sachs Asset Management, L.P., as Investment Manager

By:	/s/ Patrick Armstrong
Name:	Patrick Armstrong
Title:	Vice President

WEST STREET STRATEGIC SOLUTIONS FUND I-(C), L.P. By: Goldman Sachs Asset Management, L.P., as Investment Manager

By:	/s/ Patrick Armstrong
Name:	Patrick Armstrong
Title:	Vice President

WSSS INVESTMENT HOLDINGS A, L.P. By: Goldman Sachs Asset Management, L.P., as Investment Manager

By:	/s/ Patrick Armstrong
Name:	Patrick Armstrong
Title:	Vice President

WSSS INVESTMENTS E, SCSP By: Goldman Sachs Asset Management, L.P., as Investment Manager

By:	/s/ Patrick Armstrong
Name:	Patrick Armstrong
Title:	Vice President

Netskope, Inc. — Signature Page to Note Purchase Agreement

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

WSSS INVESTMENTS I, LLC

By:	/s/ Patrick Armstrong
Name:	Patrick Armstrong
Title:	Vice President

WSSS INVESTMENTS U, LLC

By:	/s/ Patrick Armstrong
Name:	Patrick Armstrong
Title:	Vice President

BROAD STREET CREDIT HOLDINGS LLC

By:	/s/ Patrick Armstrong
Name:	Patrick Armstrong
Title:	Vice President

Netskope, Inc. — Signature Page to Note Purchase Agreement

Schedule I

SCHEDULE OF INVESTORS

	Effective Date	Closing
Investors	Anticipated Principal Amount of the Notes to be funded	Principal Amount / Purchase Price
NHTV II Nitro II Investor LP c/o Morgan Stanley Tactical Value 1585 Broadway, 23rd Floor New York, New York 10036 [***] With a copy (which shall not constitute notice) to: Latham & Watkins LLP 505 Montgomery Street, Suite 2000 San Francisco, California 94111 Attention: Haim Zaltzman, John Miller [***]; [***]	$41,853,000	$41,853,000
MSTV Fund II Employees Investments LP c/o Morgan Stanley Tactical Value 1585 Broadway, 23rd Floor New York, New York 10036 [***] With a copy (which shall not constitute notice) to: Latham & Watkins LLP 505 Montgomery Street, Suite 2000 San Francisco, California 94111 Attention: Haim Zaltzman, John Miller [***]; [***]	$1,107,000	$1,107,000
West Street Strategic Solutions Fund I, L.P. 200 West Street New York, NY 10282 Attn: Patrick Armstrong E-mail: [***] With a copy (which shall not constitute notice) to: Paul Hastings LLP	$5,973,000	$5,973,000

	Effective Date	Closing
Investors	Anticipated Principal Amount of the Notes to be funded	Principal Amount / Purchase Price
200 Park Avenue New York, NY 10166 Attention: Alexander Temel and Luke Dixon E-mail: [***]; [***]
West Street Strategic Solutions Fund I-(C), L.P. 200 West Street New York, NY 10282 Attn: Patrick Armstrong E-mail: [***] With a copy (which shall not constitute notice) to: Paul Hastings LLP 200 Park Avenue New York, NY 10166 Attention: Alexander Temel and Luke Dixon E-mail: [***]; [***]	$587,000	$587,000
WSSS Investment Holdings A, L.P. 200 West Street New York, NY 10282 Attn: Patrick Armstrong E-mail: [***] With a copy (which shall not constitute notice) to: Paul Hastings LLP 200 Park Avenue New York, NY 10166 Attention: Alexander Temel and Luke Dixon E-mail: [***]; [***]	$7,341,000	$7,341,000
WSSS Investments E, SCSp 200 West Street New York, NY 10282 Attn: Patrick Armstrong E-mail: [***]	$277,000	$277,000

	Effective Date	Closing
Investors	Anticipated Principal Amount of the Notes to be funded	Principal Amount / Purchase Price
With a copy (which shall not constitute notice) to: Paul Hastings LLP 200 Park Avenue New York, NY 10166 Attention: Alexander Temel and Luke Dixon E-mail: [***]; [***]
WSSS Investments I, LLC 200 West Street New York, NY 10282 Attn: Patrick Armstrong E-mail: [***] With a copy (which shall not constitute notice) to: Paul Hastings LLP 200 Park Avenue New York, NY 10166 Attention: Alexander Temel and Luke Dixon E-mail: [***]; [***]	$311,000	$311,000
WSSS Investments U, LLC 200 West Street New York, NY 10282 Attn: Patrick Armstrong E-mail: [***] With a copy (which shall not constitute notice) to: Paul Hastings LLP 200 Park Avenue New York, NY 10166 Attention: Alexander Temel and Luke Dixon E-mail: [***]; [***]	$333,000	$333,000
Broad Street Credit Holdings, LLC 200 West Street New York, NY 10282	$1,198,000	$1,198,000

	Effective Date	Closing
Investors	Anticipated Principal Amount of the Notes to be funded	Principal Amount / Purchase Price
Attn: Patrick Armstrong E-mail: [***] With a copy (which shall not constitute notice) to: Paul Hastings LLP 200 Park Avenue New York, NY 10166 Attention: Alexander Temel and Luke Dixon E-mail: [***]; [***]
OTPP Global Credit LP c/o Ontario Teachers’ Pension Plan 160 Front Street West Toronto, ON M5J 2L6 With a copy (which shall not constitute notice) to: Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Attn: Michael Hickey Email: [***]	$16,020,000	$16,020,000
Total	$75,000,000	$75,000,000

Schedule II

NETSKOPE, INC. WIRING INSTRUCTIONS

[***]

Schedule III

SCHEDULE OF EXCEPTIONS

[***]

Exhibit A

FORM OF INDENTURE

[***]

Exhibit B

FORM OF SOLVENCY CERTIFICATE

[***]

Exhibit C

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

[***]